EXHIBIT 10.1

November 1, 2021

C & F Finance Company 3600 LaGrange Parkway

Williamsburg, Virginia 23168

Re: That certain Amended and Restated Loan and Security  Agreement dated as of August 25, 2008 (as amended or modified from time to time, the “Loan Agreement”) by and among C&F FINANCE COMPANY (“Borrower”), WELLS FARGO BANK, N.A., as agent for Lenders (“Agent”) and Lenders. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Loan Agreement.

Ladies and Gentlemen:

Agent certifies to Borrower that the total amount necessary to pay in full as of 2:00 PM (Central time) on November 2, 2021 the outstanding obligations owing by Borrower to Agent and Lenders under the Loan Agreement and other Credit Documents is $35,291.77 (the “Payoff Amount”), as more specifically described on Schedule A attached hereto.

Agent hereby further certifies and confirms to Borrower that upon (a) delivery to Agent of a fully executed counterpart of this payoff letter and (b) payment to Agent on this date of the Payoff Amount in immediately available funds via wire transfer to the account listed on Schedule B attached hereto: (i) effective as of October 31, 2021, Borrower will not be indebted to Agent and Lenders for any reason under the Loan Agreement or the other Credit Documents (except with respect for indemnification obligations which expressly survive repayment of the Obligations and termination of the Credit Documents as provided in the Loan Agreement and the other Credit Documents) and the commitment of the Lenders to extend credit to or for the account of the Borrower under the Credit Agreement shall terminate, (ii) effective as of October 31, 2021, the Loan Agreement and the other Credit Documents and all of Agent’s security interests in and other Liens on all Collateral will be terminated and released automatically, (iii) Agent (or its designee) will promptly file any and all UCC termination statements to evidence or otherwise give public notice of such collateral terminations and releases, (iv) Agent (or its designee) shall execute and deliver such lien release instruments and take such other action as the Borrower may reasonably request, and at the Borrower’s expense, to release any lien or security interest currently held by the, and (v) Agent (or its designee) shall deliver to Borrower any original Collateral that has been delivered to Agent as security in connection with the Credit Documents.

By acknowledging below, Borrower agrees to promptly indemnify Agent and Lenders for any indemnification obligations which expressly survive repayment of the Obligations and termination of the Credit Documents as provided in the Loan Agreement and the other Credit Documents. In addition, Borrower hereby RELEASES, RELINQUISHES and forever DISCHARGES Agent and Lenders, and their predecessors, successors, assigns, shareholders, principals, parents, subsidiaries, agents, officers, directors, employees, attorneys and representatives (collectively, the “Released Parties”), of and from any and all present claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, which Borrower has or may have against Released Parties arising out of or with respect to any and all transactions relating to the Loan Agreement, the Notes and the other Credit Documents occurring prior to the date hereof.

This payoff letter constitutes and contains the entire agreement of Borrower and Agent with respect to its subject matter and supersedes any and all prior agreements, correspondence and communications. This payoff letter shall be governed by and construed in accordance with the laws of the State of Iowa.

Agent hereby requests that Borrower acknowledge the receipt and acceptance of and agreement to the terms and conditions set forth in this payoff letter by signing a copy of it in the appropriate space indicated below and returning it to Agent. This payoff letter may be signed in several counterparts but this payoff letter shall not become effective unless and until it is so accepted and agreed to by Borrower and returned to Agent.

Very truly yours,

WELLS FARGO BANK, N.A.

By:     /s/ Tom Romanowski

Name:  Tom Romanowski

Title:  VP & Senior Relationship Manager

SIGNATURES CONTINUE ON FOLLOWING PAGES

The undersigned hereby acknowledges its receipt and acceptance of and agreement to the terms and conditions of this payoff letter:

BORROWER:	C&F FINANCE COMPANY
By:/s/ Jason E. Long Name: Jason E. Long Title:Chief Financial Officer